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                                                                  EXHIBIT (d)(2)



                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


         THIS INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is made as of this ____ day of _______, 2000, between FINANCIAL INVESTORS VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), on behalf of its CAPITAL APPRECIATION PORTFOLIO (the "Portfolio") and First Tennessee Bank National Association ("Bank").

         WHEREAS, the Trust has been organized to operate as an investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act") and to invest and reinvest the assets of the Portfolio in securities pursuant to investment objectives and policies for the Portfolio; and

         WHEREAS, the Trust, under separate agreement (the "Investment Advisory and Management Agreement"), has engaged the services of Delaware Management Company as co-investment adviser to the Portfolio to provide day-to-day investment management of the Portfolio's assets and securities, to conduct a continuous program of investment of the Portfolio's assets, and to provide other advisory services as outlined in the Investment Advisory and Management Agreement (DMC hereinafter being referred to as "Investment Adviser" and Bank hereinafter being referred to as "Co-Adviser"); and

         WHEREAS, the Trust desires to obtain the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser provide or perform for it various investment advisory, monitoring, statistical, research, investment adviser selection and counseling and other services with respect to the Portfolio as set forth more fully herein, but exclusive of day-to-day investment management services;

         NOW, THEREFORE, the Trust, on behalf of the Portfolio, and the Co-Adviser agree as follows:

         1. Employment of the Co-Adviser. The Trust hereby employs the Co-Adviser to provide investment advisory services in the manner set forth in
Section 2A of this Agreement, subject to the direction of the Trustees, for the period, in the manner, and on the terms hereinafter set forth. The Co-Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Co-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.


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         2. Obligations of, and Services to be Provided by, the Co-Adviser. The
Co-Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

         A. Investment Advisory Services.

            (a) The Co-Adviser will provide the Trust with research, analyses and recommendations with respect to the investment objective, guidelines for and risk characteristics of the Portfolio.

            (b) The Co-Adviser will monitor the investment and management activities of the Investment Adviser relative to the Portfolio, including, but not limited to, purchase and sale transactions following settlement thereof, and report to the Trustees on compliance by the Investment Adviser with the investment objective and policies of the Portfolio, any directions which the Trustees and officers of the Trust may issue to the Investment Adviser from time to time and the requirements of the 1940 Act and all applicable rules and regulations of the Securities and Exchange Commission ("SEC") with respect to the Portfolio. In performing its monitoring services under this sub-section, the Co-Adviser may rely, among other things, upon reports, data and information furnished to it by the Investment Adviser, custodian or other service providers to the Portfolio.

            (c) The Co-Adviser will make recommendations with respect to the engagement and termination of investment advisers and sub-advisers for the Portfolio and provide research, analyses and recommendations on qualified candidates to perform the investment advisory and, if applicable, sub-advisory duties and responsibilities for the day-to-day management of a continuous investment program for the Portfolio and the related functions to sustain that role.

            (d) The Co-Adviser will perform or obtain research and analysis on the investment performance of the Investment Adviser, or other investment advisers or sub-advisers (collectively, the "Advisers") with respect to the Portfolio and comparisons of its absolute and relative performance to relevant indices and investment universes.

            (e) The Co-Adviser will determine and recommend allocation of assets between multiple active Advisers at such time that the assets of the Portfolio reach such size that multiple active Advisers are warranted.

            (f) The Co-Adviser may make presentations or reports on behalf of the Investment Adviser, or other Advisers, at the request of the Investment Adviser or such other Advisers in meetings and other settings where the presence of a representative of any such investment adviser is needed or requested but is unable to attend. Such meetings and settings may include, but are not limited to, (i) Board of Trustee meetings, (ii) meetings with broker-dealers, and (iii) meetings with other channels of distribution. Such meetings shall not include regulatory meetings.

            (g) The Co-Adviser will coordinate its activities with the
                Investment Adviser and the activities of the Investment Adviser or other Advisers, with the Portfolio's transfer agent, administrator, custodian and independent accountants.

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         B. Provision of Information Necessary for Preparation of Securities
            Registration Statements, Amendments and Other Materials.

            The Co-Adviser will make available and provide such financial, accounting, statistical and other information related to its duties and responsibilities hereunder as required by the Trustees and necessary for the preparation of registration statements, reports and other documents required by federal and state securities laws and such other information as the Trustees may reasonably request for use by the Trust and its distributor for the underwriting and distribution of the Portfolio's shares.

         C. Other Obligations and Services.

            The Co-Adviser agrees to make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the activities of the Investment Adviser and the Co-Adviser's duties hereunder and their activities with respect to the Portfolio.

         3. Covenants by Co-Adviser. The Co-Adviser covenants with the Trust that, with respect to the services provided to the Portfolio, it:

            (a) will comply with all applicable provisions of the 1940 Act and applicable rules and regulations of the Securities and Exchange Commission ("SEC") and will in addition conduct its activities under this Agreement in accordance with the Portfolio's current registration statement and applicable regulations of the Office of the Comptroller of the Currency pertaining to the investment advisory activities of national banks which are applicable to the Co-Adviser;

            (b) will not make loans to any person for the purpose of purchasing or carrying Trust or Portfolio shares, or make loans to the Trust or the Portfolio;

            (c) will not purchase shares of the Trust or the Portfolio for its own investment account;

            (d) will maintain all books and records with respect to its duties set forth herein, and furnish the Trustees such periodic and special reports as the Trustees may request with respect to the Portfolio;

            (e) will treat confidentially and as proprietary information of the
                Trust all records and other information relative to the Trust and the Portfolio and prior, present or potential shareholders (other than any information which Co-Adviser may have obtained about shareholders from other business relationships with such shareholders), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Co-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by the Trust or when otherwise required or permitted by law);

            (f) will, to the best of its knowledge and ability, immediately notify the Trust of the occurrence of any event which would disqualify Co-Adviser or the


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                Investment Adviser from serving as investment adviser of an investment company; and

            (g) will determine that all information furnished to the Trust by the Co-Adviser pursuant to this Agreement is accurate in all material respects.

         4. Expenses of the Portfolio. The Portfolio or Trust will pay, or will enter into arrangements that require third parties to pay, all expenses other than those expressly assumed by the Co-Adviser herein, which expenses payable by the Portfolio or Trust shall include:

            (a) Expenses of all audits by independent public accountants;

            (b) Expenses of Investment Adviser, transfer agent, registrar, dividend disbursing agent and shareholder recordkeeping services;

            (c) Expenses of custodial services including recordkeeping services provided by the custodian;

            (d) Expenses of obtaining quotations for calculating the value of the Portfolio's net assets;

            (e) Salaries and other compensation of any of its executive officers or employees, if any, who are not officers, directors, stockholders or employees of the Investment Adviser, the Co-Adviser, the Administrator or the Distributor;

            (f) Taxes levied against the Portfolio;

            (g) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Portfolio;

            (h) Costs, including the interest expense, of borrowing money;

            (i) Costs and/or fees incident to Trustees and shareholder meetings of the Trust and the Portfolio, the preparation and mailings of prospectuses and reports of the Portfolio to its existing shareholders, the filing of reports with regulatory bodies, the maintenance of the Portfolio's legal existence, and the registration of shares with federal and state securities authorities;

            (j) Legal fees, including the legal fees related to the registration and continued qualification of the Portfolio's shares for sale;

            (k) Costs of printing any share certificates representing shares of the Portfolio;

            (l) Fees and expenses of Trustees who are not affiliated persons, as defined in the 1940 Act, of the Co-Adviser, the Investment Adviser, the Distributor or any of their affiliates; and

            (m) Its pro rata portion of the fidelity bond required by Section
                17(g) of the 1940 Act, or of other insurance premiums.


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         5. Activities and Affiliates of the Co-Adviser. The Trustees
acknowledge that the Co-Adviser , or one or more of its affiliates, may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Co-Adviser , its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts (such individuals, entities and accounts hereinafter referred to as "Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trustees agree that the Co-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio, provided that the Co-Adviser acts in good faith and in accordance with applicable law or as permitted by an exemption order issued by the SEC, and provided further, that, as applicable to the Portfolio, it is the Co-Adviser's policy to allocate within its reasonable discretion, investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest from time to time, whether in transactions which involve the Portfolio or otherwise. The Co-Adviser shall not have any obligation to acquire for the Portfolio a position in any investment which any Affiliated Account may acquire, and the Portfolio shall have no first refusal, coinvestment or other rights in respect of any investment, either for the Portfolio or otherwise.

         6. Compensation of the Co-Adviser.

            (a) For all services provided to the Portfolio pursuant to this
                Agreement, the Trust shall pay the Co-Adviser, and the Co-Adviser agrees to accept as full compensation therefor, an investment advisory fee, payable as soon as practicable after the last day of each month, calculated using an annual rate of 0.15% of the average daily net assets of the Portfolio (the "Annual Rate"). The monthly investment advisory fee to be paid by the Trust to the Co-Adviser shall be determined as of the close of business on the last business day of each month by multiplying one-twelfth of the Annual Rate by the Average Portfolio Net Assets (hereinafter defined), calculated monthly as of such day.

            (b) For purposes of this paragraph 6, the "Average Portfolio Net
                Assets" shall be calculated monthly as of the last business day of each month and shall mean the sum of the net assets of the Portfolio calculated each business day during the month divided by the number of business days in the month (such net assets to be determined as of the close of business each business day and computed in the manner set forth in the Declaration of Trust of the Trust).

         7. Proxies. The Trustees will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested from time to time, unless the Trustees delegate such right to the Investment Adviser.

         8. Liabilities of the Co-Adviser.

            (a) The Co-Adviser will not be liable for any loss suffered by the
                Portfolio or the Trust as the result of any error of judgment or mistake of law in connection with its performance of this Agreement; provided, however, that the

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                Co-Adviser shall be liable to the Portfolio and the Trust for any loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services; (ii) willful misfeasance, bad faith or gross negligence in, or reckless disregard by the Co-Adviser of, the performance of its duties and obligations under this Agreement; or (iii) any material breach of any of its covenants contained in this Agreement.

            (b) No provision of this Agreement shall be construed to protect any
                Trustee or officer of the Trust, or the Co-Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         9. Renewal, Amendment and Termination.

            (a) This Agreement shall become effective on the date first written above and shall remain in force for a period of two (2) years from such date and from year to year thereafter but only so long as such continuance is specifically approved at least annually
                (i) by the vote of a majority of the Trustees who are not interested persons of the Portfolio, the Investment Adviser or the Co-Adviser, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Portfolio. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

            (b) This Agreement may be amended at any time, but only by written agreement between the Trust and the Co-Adviser, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the 1940 Act, subject to any applicable exemption order of the SEC modifying the provisions of the 1940 Act with respect to approval of amendments to this Agreement.

            (c) This Agreement:

                (i) may at any time be terminated without the payment of any penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Co-Adviser;

                (ii) shall immediately terminate in the event of its assignment; and

                (iii) may be terminated by the Co-Adviser on sixty (60) days'
                      written notice to the Trust.

            (d) As used in this Section 9, the terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the SEC.


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         10. Books and Records.

            (a) The Trustees shall provide to the Co-Adviser copies of the
                Trust's most recent prospectus and statement of additional information (as each may be amended or supplemented from time to time) which relate to any class of shares representing interests in the Portfolio.

            (b) In compliance with the requirements of Rule 3la-3 of the rules promulgated under the 1940 Act ("Rules"), the Co-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Co-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2, the records required to be maintained by the Co-Adviser hereunder pursuant to Rule 3la-1 of the Rules.

         11. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given, if delivered personally, on the day delivered or if mailed, by certified or registered mail, postage prepaid, return receipt requested, three (3) days after placement in the United States mail, to the addresses below:

If to Trust:          Financial Investors Variable Insurance Trust
                      c/o Russell C. Burk, Esq., General Counsel
                      ALPS Mutual Fund Services, Inc.
                      370 17th Street, Suite 3100
                      Denver, Colorado 80202

With a copy to:       Lester Woodward, Esq.
                      Davis, Graham & Stubbs LLP
                      370 17th Street, Suite 4700
                      Denver, CO 80202

If to Co-Adviser:     C. Douglas Kelso, III
                      c/o:  First Tennessee Bank National Association
                      4990 Poplar Avenue, Third Floor
                      Memphis, TN  38117

With a copy to:       Adella Heard, Esq.
                      First Tennessee Bank National Corporation
                      165 Madison Avenue, Third Floor
                      Memphis, TN  38103

         12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13. Limitation on Liability. Co-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Portfolio pursuant to this Agreement shall be limited in all cases to the Portfolio and its assets. Co-Adviser agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio, nor from the Trustees or any individual Trustee of the Portfolio.


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         14. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Tennessee without giving effect to the choice of laws provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.


                             FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

                                     By:
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                                                      Secretary

                             FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                     By:
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